UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2022

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As discussed in greater detail under Item 5.07, below, on December 15, 2022, at a Special Meeting of the Stockholders (the “Special Meeting”), of 180 Life Sciences Corp. (the “Company,” “we,” “our,” or “us”), the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023 (the “Stockholder Authority”).

On December 15, 2022, and following the Special Meeting, the Company’s Board of Directors (the “Board”), with the Stockholder Authority, approved an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-20 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2022.

Immediately after the Special Meeting and the approval thereof by the Board, on December 15, 2022, we filed a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Pursuant to the Certificate of Amendment, the Reverse Stock Split will be effective on December 19, 2022 at 12:01 a.m. Eastern Time (the “Effective Time”). The shares of the Company’s common stock are expected to begin trading on the NASDAQ Capital Market (“NASDAQ”) on a post-split basis on December 19, 2022, with new CUSIP number: 68236V203. No change was made to the trading symbol for the Company’s shares of common stock or public warrants, “ATNF” and “ATNFW”, respectively, in connection with the Reverse Stock Split.

At the Effective Time, every twenty (20) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock will be reduced from approximately 40.5 million to approximately 2.0 million, without giving effect to any rounding up of fractional shares. The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split, to the extent applicable.

Because the Certificate of Amendment did not reduce the number of authorized shares of our common stock, the effect of the Reverse Stock Split was to increase the number of shares of our common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of our common stock or modify any voting rights or other terms of our common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to have their fractional shares rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Each certificate that immediately prior to the Effective Time represented shares of our common stock (“Old Certificates”) shall thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, Continental will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, Continental will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Those stockholders holding our common stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plans) were proportionately adjusted by the applicable administrator, using the 1-for-20 ratio, and rounded down to the nearest whole share, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. The conversion rates of our preferred stock will also be adjusted in a ratio of 1-for-20. The number of shares issuable upon exercise of our outstanding warrants to purchase shares of common stock outstanding at the Effective Time will also be equitably adjusted pursuant to the terms of such securities in connection with the 1-for-20 Reverse Stock Split. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-20 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities.

Further, pursuant to the terms of the Company’s Class K Special Voting Shares (the “Preferred Stock”), following the Effective Time, the Preferred Stock is now convertible into a number of shares of common stock equal to, and votes a number of voting shares equal to, 264 shares.

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on The NASDAQ Capital Market. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2022, on September 30, 2022, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the common stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Rules, the Company has been provided an initial period of 180 calendar days, or until March 29, 2023 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If at any time before the Compliance Date the closing bid price for the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement. By effecting the Reverse Stock Split, the Company expects that the closing bid price for the common stock will increase above the $1.00 per share requirement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information provided in Item 5.03 is hereby incorporated into this Item 5.07 by reference.

On December 15, 2022, the Company held the above referenced Special Meeting. Stockholders representing 26,233,176.27 shares of the Company’s capital stock entitled to vote at the Special Meeting were present in person or by proxy representing 64.8% of the voting shares issued and outstanding on the record date of November 7, 2022 and constituting a quorum to conduct business at the Special Meeting. The following sets forth the matters that were voted upon by the Company’s stockholders at the Special Meeting and the voting results for such matters. These matters are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2022 (the “Proxy Statement”).

At the Special Meeting, stockholders approved the following proposals, which are set forth in their entirety below.

1.	Proposal No. 1: Approval of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023:

For	Against	Abstentions	Broker Non-Votes
23,591,815.27	2,588,618	52,743	0

Proposal No. 1 was approved by approximately 58.3% of the aggregate total of the Company’s outstanding voting shares as of the record date, and as such Proposal No. 1 was approved by a majority of the issued and outstanding shares of our voting stock entitled to vote at the Special Meeting.

2.	Proposal No. 2: Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposal:

For	Against	Abstentions	Broker Non-Votes
23,047,400.27	2,542,361	643,415	0

While Proposal No. 2 was approved, because Proposal No. 1 was also approved, the approval of Proposal No. 2 had no effect.

Item 8.01. Other Events

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has a registration statement on Form S-3 (File No. 333-265416) and two registration statements on Form S-8 (File No. 333-259918 and File No. 333-266716) on file with the Commission. Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of common stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

On December 16, 2022, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit	Description

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on December 15, 2022
99.1	Press Release dated December 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

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